Exhibit 10.2.2

AMENDMENT NO. 1 TO
AMENDED AND RESTATED OPERATING AGREEMENT

This AMENDMENT NO. 1 dated July 29, 2010 (this “Amendment”) to the AMENDED AND RESTATED OPERATING AGREEMENT (the “Operating Agreement”) of THE ARSENAL LLC, a Delaware limited liability company formerly known as TEAM Holdings LLC (the “Company”) dated as of March 1, 2010, is made and entered into by and among the Company, MDC ACQUISITION INC., a Delaware corporation (“MDC Holdco”), WWG, LLC, a Florida limited liability company (“WWG”), and WWG2, LLC, a Florida limited liability company ("WWG2").

WITNESSETH :

WHEREAS, the parties hereto desire to amend the Operating Agreement as hereinafter set forth and agree to certain other matters contained herein;

WHEREAS, WWG, WWG2 and MDC Holdco are members of the Company having sufficient authority under Sections 4.1 and 14.4 of the Operating Agreement to cause the amendments contained herein;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

2.           Article VIII of the Operating Agreement is hereby amended by adding a new Section 8.2 immediately following Section 8.1, as follows:

“Section 8.2.  Use of Company as Administrator of Certain Payments. If permitted by applicable law, the Members agree that the Company may administer the payment of amounts to certain members of WWG in connection with the payment to WWG of the Extra Payments (as defined in the Purchase Agreement) (including collection of tax withholding, making appropriate governmental filings, and remittance of all payroll and other related taxes to the appropriate governmental authorities) provided that WWG shall have paid to the Company in advance all amounts to be paid by the Company.”

3.           Section 10.4(a) of the Operating Agreement is hereby amended such that when determining each of the First Class B Payment, Second Class B Payment and Final Class B Payment, the value determined by operation of Section 10.4(a) in the Operating Agreement without giving effect to this Amendment shall, in each case, be further reduced by the Reduction Amount.

4.           Section 10.4(e) of the Operating Agreement is hereby amended by adding new clauses (xix) and (xx) immediately following clause (xviii) to include the following definitions:

“(xix) "Reduction Amount" shall mean the sum of (i) if Daniel Gregory’s employment with the Company is terminated prior to December 31, 2012, the result of (x) $1,017,500, multiplied by (y) a fraction, the numerator of which is the number of days in the period commencing on his Date of Termination and ending on December 31, 2012, and the denominator of which is the number of days in the period commencing April 1, 2010 and ending on December 31, 2012, (ii) if Todd Graham’s employment with the Company is terminated prior to December 31, 2012, the result of (x) $1,237,500, multiplied by (y) a fraction, the numerator of which is the number of days in the period commencing on his Date of Termination and ending on December 31, 2012, and the denominator of which is the number of days in the period commencing April 1, 2010 and ending on December 31, 2012, (iii) if Sean O’Toole’s employment with the Company is terminated prior to December 31, 2012, the result of (x) $811,250, multiplied by (y) a fraction, the numerator of which is the number of days in the period commencing on his Date of Termination and ending on December 31, 2012, and the denominator of which is the number of days in the period commencing April 1, 2010 and ending on December 31, 2012 and (iv) if Stephen Groth’s employment with the Company is terminated prior to December 31, 2012, the result of (x) $550,000, multiplied by (y) a fraction, the numerator of which is the number of days in the period commencing on his Date of Termination and ending on December 31, 2012, and the denominator of which is the number of days in the period commencing April 1, 2010 and ending on December 31, 2012.

(xx)           “Applicable Reduction Amount” shall mean, with respect to any calendar year, the portion of the Reduction Amount attributable to such calendar year.”

5.           Section 10.4(e)(xiii) of the Operating Agreement is hereby amended by deleting the word “and” following clause (16), replacing the period following clause (17) with a semicolon, and adding two new clauses (18) and (19) immediately following clause (17) to read as follows:

“(18)         for each calendar year in respect of which an Extra Payment (as defined in the Purchase Agreement) is required to be made under the Purchase Agreement, PBT shall be reduced by an amount equal to the Extra Payment made in respect of such calendar year; and

(19)           PBT for each of 2010, 2011 and 2012 shall, if applicable, be increased by an amount equal to the Applicable Reduction Amount in respect of such calendar year; provided, however, any such increase shall in no event be greater that the amount of reduction to PBT for such calendar year described in clause (18) above.”

4.           Section 13.1 of the Operating Agreement is hereby amended by replacing the existing definition of “GAAP PBT” with the following:

“"GAAP PBT" shall mean, for any calendar (or partial) year, the consolidated net income (loss) of the Company and its subsidiaries (if any) before provision for all federal, state and local income taxes for such period, determined in accordance with GAAP less (A) (i) with respect to calendar year 2010, $986,250 or (ii) with respect to calendar years 2011 or 2012, $1,315,000; plus (B) if applicable, the Applicable Reduction Amount in respect of such calendar (or partial) year; provided, however, for calendar year 2010, GAAP PBT shall be calculated from and after the Effective Time through December 31, 2010.”

6.           As used in the Operating Agreement, the term “Agreement” shall mean the Operating Agreement, as from time to time amended (including, without limitation, this Amendment).  Except as set forth above, the Operating Agreement, as amended herein, shall remain in full force and force without further modification.

7.           This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Operating Agreement, as of the day and year first above written.

MDC ACQUISITION INC.

By:
Name:
Title:

WWG, LLC

By:
Name:
Title:

WWG2, LLC

By:
Name:
Title:

THE ARSENAL LLC

By:
Name:
Title: